UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CLIP INTERACTIVE, LLC*

(Exact name of Registrant as specified in its charter)

Colorado	46-1640160
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5755 Central Avenue, Suite C Boulder, CO	80301
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The Nasdaq Stock Market LLC
Series A Warrants, each warrant exercisable for one share of common stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-235891

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

*	Clip Interactive, LLC, a limited liability company organized under the laws of Colorado, is the registrant filing this Registration Statement with the Securities and Exchange Commission. Prior to the listing on The NASDAQ Stock Market LLC, Clip Interactive, LLC will be converted into a corporation organized under the laws of Delaware, pursuant to the Delaware Limited Liability Company Act Section 18-216 and the General Corporation Law of the State of Delaware Section 265 and renamed Auddia Inc. The Common Stock and Series A Warrants to be listed on The NASDAQ Stock Market LLC and referred to herein are securities of Auddia Inc.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of common stock and the Series A Warrants..The description of the shares of common stock, $0.001 par value per share, and the Series A Warrants of Auddia Inc. (the “Registrant”), as included under the caption “Description of Securities to be Sold” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on January 10, 2020 (Registration No. 333-235891), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the instructions for Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the Nasdaq Stock Market, LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 16, 2021	Clip Interactive, LLC

	By:	/s/ Michael Lawless
Michael Lawless
Chief Executive Officer